Exhibit 23


                    Consent of Independent Public Accountants


     As independent public accountants, we hereby consent to the incorporation by reference of our reports dated January 22, 1998 (except with respect to the matter discussed in Note 17, as to which the date is February 26, 1998), included in this Form 10-K into the Company's previously filed registration statement on Form S-3 (No. 33-65772).





ARTHUR ANDERSEN LLP
Dallas, Texas,
  March 16, 1998


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